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                                                                      EXHIBIT 21



                     SUBSIDIARIES OF CONEXANT SYSTEMS, INC.



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                                                STATE OR OTHER JURISDICTION
SUBSIDIARY                                      OF INCORPORATION OR ORGANIZATION
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
Applied Telecom, Inc.                           Illinois
Brooktree Corporation                           California
Brooktree International Ltd.                    Cayman Islands
Brooktree Technologies Ltd.                     Cayman Islands
Brooktree Worldwide Sales Corporation           California
Conexant Canada ULC                             Canada
Conexant Digital Infotainment Limited           United Kingdom
Conexant Foreign Sales Corporation              Barbados
Conexant Systems Asia Pacific Ltd.              Hong Kong, People's Republic of China
Conexant Systems Canada ULC                     Canada
Conexant Systems France S.A.S.                  France
Conexant Systems Germany G.m.b.H.               Germany
Conexant Systems Holdings Limited               United Kingdom
Conexant Systems Iceland Ltd.                   Iceland
Conexant Systems, Inc.                          Nevada
Conexant Systems Israel (1996) Ltd.             Israel
Conexant Systems Israel Commercial Ltd.         Israel
Conexant Systems K.K.                           Japan
Conexant Systems Korea Ltd.                     Korea
Conexant Systems Mauritius, Ltd.                Mauritius
Conexant Systems S.A. de C.V.                   Mexico
Conexant Systems Scandinavia AB                 Sweden
Conexant Systems Singapore Pte. Limited         Singapore
Conexant Systems Taiwan Co., Ltd.               Taiwan
Conexant Systems UK Limited                     United Kingdom
Conexant Systems Wireless Communications
  Technology Development (Shanghai) Co., Ltd.   People's Republic of China
Conexant Systems Worldwide, Inc.                Delaware
HotRail, Inc.                                   California
HyperXS Communications, Inc.                    Delaware
Maker Communications, Inc.                      Delaware
Microcosm Communications Limited                United Kingdom
Mindspeed Technologies Asia Pacific Ltd.        Hong Kong, People's Republic of China
Mindspeed Technologies B.V.                     Netherlands
Mindspeed Technologies Cayman Islands, Ltd.     Cayman Islands
Mindspeed Technologies Commercial, Ltd.         Israel
Mindspeed Technologies Company                  Canada
Mindspeed Technologies GmbH                     Germany
Mindspeed Technologies International GmbH       Switzerland
Mindspeed Technologies Israel Ltd.              Israel
Mindspeed Technologies K.K.                     Japan
Mindspeed Technologies Korea Ltd.               Korea
Mindspeed Technologies, LLC                     Delaware
Mindspeed Technologies, Ltd.                    United Kingdom
Mindspeed Technologies (Mauritius) Ltd.         Mauritius
Mindspeed Technologies S.A.S.                   France
Mindspeed Technologies Taiwan Co. Ltd.          Taiwan
Mindspeed Technologies Worldwide B.V.           Netherlands
Mindspeed Telecommunications Technologies
  Development (Shenzen) Co., Ltd.               People's Republic of China
MT International Y.K.                           Japan
NetPlane Network  Technologies  (India)
Private Limited                                  India
NetPlane Systems, Inc.                          Massachusetts
NetPlane Systems International, LLC             Delaware
Philsar Semiconductor Inc.                      Canada
Sierra Imaging, Inc.                            California
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